EXECUTION COPY




                              CENDANT CORPORATION

                            (a Delaware Corporation)

                               CENDANT CAPITAL I

                          (a Delaware Business Trust)

                            26,000,000 FELINE PRIDES

                                 consisting of

                            24,000,000 Income PRIDES

                                      and

                            2,000,000 Growth PRIDES


                2,000,000 TRUST ORIGINATED PREFERRED SECURITIES





                             UNDERWRITING AGREEMENT



Dated:  February 24, 1998

                              CENDANT CORPORATION
                            (A DELAWARE CORPORATION)

                               CENDANT CAPITAL I
                          (A DELAWARE BUSINESS TRUST)


                     26,000,000 FELINE PRIDES(Service Mark)
                   (Stated Amount of $50 per FELINE PRIDES),

                                 consisting of

                    24,000,000 Income PRIDES (SERVICE MARK)
                               each consisting of
      a Purchase Contract of Cendant Corporation Requiring the Purchase on
      February 16, 2001 (or earlier) of certain Shares of Common Stock of
                              Cendant Corporation
                                      and
           a 6.45% Trust Originated Preferred Security(Service Mark)
                  (TOPrS(Service Mark)) of Cendant Capital I

                                      and

                           2,000,000 Growth PRIDES(Service Mark)
                               each consisting of
            a Purchase Contract of Cendant Corporation Requiring the
             Purchase on February 16, 2001 (or earlier) of certain
                 Shares of Common Stock of Cendant Corporation
                                      and
  a 1/20 Undivided Beneficial Interest in a Zero-Coupon U.S. Treasury Security Having a Principal Amount Equal to $1,000 and maturing on February 15, 2001;

                                      and

         2,000,000 6.45% Trust Originated Preferred Securities (TOPrS)
        of Cendant Capital (Liquidation Amount $50 per Trust Originated
                           Preferred Security (TOPrS)


----------------
    (Service Mark) "FELINE PRIDES," "INCOME PRIDES," "GROWTH PRIDES," "TRUST ORIGINATED PREFERRED SECURITIES" AND "TOPRS" ARE SERVICE MARKS OF MERRILL LYNCH & CO., INC.

                             UNDERWRITING AGREEMENT

                                                              February 24, 1998

To the Underwriters named in Schedule A

Ladies and Gentlemen:

         Cendant Corporation, a Delaware corporation (the "Company"), and Cendant Capital I, a Delaware statutory business trust (the "Trust" and, together with the Company, the "Offerors"), confirm their agreement with the several underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") serves as representative (in such capacity, the "Representative"), with respect to the sale to the Underwriters of (A) 26,000,000 FELINE PRIDESSM, of which (I) 24,000,000 will initially consist of a unit (referred to as Income PRIDESSM) with a Stated Amount of $50 comprised of (a) a stock purchase contract (the "Purchase Contract") under which (i) the holder will purchase from the Company on February 16, 2001, a number of shares (the "Shares") of common stock, $0.01 par value per share, of the Company (the "Common Stock") equal to the Settlement Rate as set forth in the Purchase Contract Agreement (defined below) and (ii) the Company will pay to the holder contract adjustment payments, if any, and (b) beneficial ownership of a 6.45% Trust Originated Preferred SecuritySM of the Trust, having a liquidation amount of $50 (each an "Income PRIDES Preferred Security"), and (II) 2,000,000 will initially consist of a unit (referred to as Growth PRIDESSM) with a Stated Amount of $50 comprised of
(a) a Purchase Contract and (b) a 1/20 undivided beneficial interest in a zero-coupon U.S. Treasury Security (CUSIP No. 912833 CD 0) (each a "Treasury Security") maturing on February 15, 2001, and (B) 2,000,000 6.45% Trust Originated Preferred Securities of the Trust, having a liquidation amount of $50 (the "Separate Preferred Securities" and, together with the Income PRIDES Preferred Securities, the "Preferred Securities"; such Income PRIDES, Growth PRIDES and Separate Preferred Securities being referred to herein collectively as the "Initial Securities") and with respect to the grant by the Offerors to the Underwriters, acting severally and not jointly, of options to purchase up to 3,600,000 additional Income PRIDES (the "Option Income PRIDES"), 300,000 additional Growth PRIDES (the "Option Growth PRIDES") and 300,000 additional Separate Preferred Securities (the "Option Preferred Securities" and, together with the Option Income PRIDES and the Option Growth PRIDES, the "Option Securities"; the Option Securities together with the Initial Securities being referred to herein as the "Securities") as described in Section 2(b) hereof. In accordance with the terms of the Purchase Contract Agreement, to be dated as of March 2, 1998, between the Company and The First National Bank of Chicago, as Purchase Contract Agent (the "Purchase Contract Agent"), the Income PRIDES Preferred Securities and the Treasury Securities will be pledged by the Purchase Contract Agent, on behalf of the holders of Securities that are Income PRIDES and Growth PRIDES, respectively, to The Chase Manhattan Bank, as Collateral Agent, pursuant to the Pledge Agreement, to be dated as of March 2, 1998 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent and the Collateral

Agent, to secure such holders' obligation to purchase Common Stock under the Purchase Contracts. The rights and obligations of (i) a holder of Income PRIDES in respect of Preferred Securities, subject to the pledge thereof, and Purchase Contracts, (ii) a holder of Growth PRIDES in respect of beneficial interest in the Treasury Securities, subject to the pledge thereof, and Purchase Contracts and (iii) a holder of Separate Preferred Securities will be evidenced by Security Certificates (the "Security Certificates") to be issued pursuant to the Purchase Contract Agreement.

         The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement, to be dated as of March 2, 1998 (the "Preferred Securities Guarantee Agreement"), executed and delivered by the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), for the benefit of the holders from time to time of the Preferred Securities, and certain back-up undertakings of the Company. All, or substantially all, of the proceeds from the sale of the Preferred Securities will be combined with the entire net proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") that will be guaranteed by the Company with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement, to be dated as of March 2, 1998 (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), executed and delivered by the Company for the benefit of the holders from time to time of the Common Securities, and certain back-up undertakings of the Company, and will be used by the Trust to purchase the 6.45% Debentures due February 16, 2003 (the "Debentures") of the Company. The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of February 24, 1998 (the "Declaration"), among the Company, as Sponsor, Michael P. Monaco and James E. Buckman (the "Regular Trustees"), and Wilmington Trust Company, as the institutional trustee (the "Institutional Trustee"), and Wilmington Trust Company, as the Delaware trustee (the "Delaware Trustee" and, together with the Institutional Trustee and the Regular Trustees, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Debentures will be issued pursuant to the Indenture, dated as of February 24, 1998 (the "Base Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee (the "Debt Trustee"), as supplemented by the First Supplemental Indenture, dated February 24, 1998 (the Base Indenture, as supplemented and amended, being referred to as the "Indenture"). Capitalized terms used herein without definition shall be used as defined in the Prospectus (defined below).

         Pursuant to a remarketing agreement (the "Remarketing Agreement") to be dated as of March 2, 1998, among the Company, the Trust, the Purchase Contract Agent and a nationally recognized investment banking firm chosen by the Company, certain Preferred Securities may be remarketed, subject to certain terms and conditions.

         Prior to the purchase and public offering of the Securities by the several Underwriters, the Offerors and the Underwriters shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written communication between the Offerors and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-45227) and pre-effective amendments no. 1, no. 2 and no. 3 thereto covering the registration of securities of the Company and the Trust, including the Securities and the Purchase Contracts and Preferred Securities included in and shares of Common Stock underlying, the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and the Company has filed such pre- and post-effective amendments thereto as may be required prior to the execution of the Pricing Agreement. Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement, as so amended, including the exhibits and schedules thereto, if any, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus relating to the offering of the Securities (including any base prospectus and prospectus supplement), in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Pricing Agreement; provided, further, that if the Offerors file a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement; and provided, further, that if the Offerors elect to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Pricing Agreement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after the Registration Statement is declared effective, the Pricing Agreement has been executed and delivered and the Declaration, the Indenture and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         SECTION 1. Representations and Warranties. (a) The Offerors represent and warrant to and agree with each Underwriter as of the date hereof, as of the date of the Pricing Agreement (such later date being hereinafter referred to as the "Representation Date") and on each Date of Delivery (as defined in Section 2(b) of this Agreement) that:

         (i) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Offerors, threatened by the Commission.

         (ii) The Company and the Trust meet, and at the respective times of the commencement and consummation of the offering of the Securities will meet, the requirements for the use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act. At the respective times the Registration Statement, any Rule 462(b)

    Registration Statement and any post-effective amendments thereto became effective, at each Representation Date, at the Closing Time (as defined herein) and at any Date of Delivery, the Registration Statement, any Rule 462 Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Offerors elect to rely upon Rule 434 of the 1933 Act Regulations, the Offerors will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by the Underwriters through the Representative expressly for use in the Registration Statement or the Prospectus.

         Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied as so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of Commission thereunder (the "1934 Act Regulations"), and at the time of filing or as of the time of any subsequent amendment, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; and any additional documents deemed to be incorporated by reference in the Registration Statement or the Prospectus will, if and when such documents are filed with the Commission, or when amended, as appropriate, comply in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by the Underwriters through the Representative expressly for use in the Registration Statement or the Prospectus.

         (iv) The accountants (individually an "Accountant" and together the "Accountants") who have reported upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement are each independent public accountants as required by the 1933 Act and the 1933 Act Regulations with respect to (i) the Company and (ii) each corporation whose financial statements have been included in the Registration Statement for each of the years reported on by such Accountants.

         (v) The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified. Except as otherwise stated therein such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The consolidated ratio of earnings to fixed charges included in the Prospectus has been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. Any selected financial information and summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. Any pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated therein, (A) there has been no material adverse change and no development that could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiar-ies, considered as one enterprise whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, that are material with respect to the Company and its subsidiaries, considered as one enterprise, (C) except for regular dividends on the Common Stock in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (vii) The Company is duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware, with corporate power and corporate authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement, the Pricing Agreement, the Remarketing Agreement, the Purchase Contract Agreement, the Pledge Agreement, the Indenture, the First Supplemental Indenture, the Declaration, the Debentures and the Guarantee Agreements. The Company is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

         (viii) Each significant subsidiary (as such term is defined in clauses
    (1) and (2) of Rule 1-02(w) of Regulation S-X promulgated under the 1933
    Act), if any, of the Company (each, a "Significant Subsidiary") is set forth on Schedule B hereto. Each Significant Subsidiary is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, directly or through one or more Significant Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind (each, a "Lien") except for such Liens as are not, individually or in the aggregate, material to the Company and its Significant Subsidiaries, considered as one enterprise.

         (ix) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus; since the date indicated in the Prospectus there has been no change in the consolidated capitalization of the Company and its subsidiaries (other than changes in outstanding Common Stock resulting from employee benefit plan or dividend reinvestment and stock purchase plan transactions); all of the issued and outstanding capital stock of the Company has been authorized and validly issued, is fully paid and non-assessable and conforms to the descriptions thereof contained in the Prospectus; and no holder thereof is or will be subject to personal liability by reason of being such a holder.

         (x) The Trust has been created and is validly existing in good standing as a business trust under the Delaware Business Trust Act (the "Delaware Act") with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Preferred Securities, the Common Securities and the Declaration; the Trust is qualified to transact business as a foreign company and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Trust; the Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus; the Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

         (xi) This Agreement, the Pricing Agreement (if any) and the Remarketing Agreement have been duly authorized, executed and delivered by each of the Company and the Trust.

         (xii) The Purchase Contract Agreement has been authorized by the Company and at the Closing Time and at each Date of Delivery, when validly executed and delivered by the Company and assuming due authorization, execution and delivery of the Purchase Contract Agreement by the Purchase Contract Agent, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions"), and will conform in all material respects to the description thereof contained in the Prospectus.

         (xiii) The Pledge Agreement has been authorized by the Company and, at the Closing Time and at each Date of Delivery, when validly executed and delivered by the

    Company and assuming due authorization, execution and delivery of the Pledge Agreement by the Collateral Agent and the Purchase Contract Agent, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will conform in all material respects to the description thereof contained in the Prospectus.

         (xiv) The Common Securities have been authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued and will represent undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

         (xv) The Declaration has been authorized by the Company and, at the Closing Time, will have been executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Institutional Trustee and the Delaware Trustee, the Declaration will, at the Closing Time, be a legal, valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will conform in all material respects to the description thereof contained in the Prospectus; the Declaration has been duly qualified under the 1939 Act.

         (xvi) Each of the Guarantee Agreements has been authorized by the Company and, when validly executed and delivered by the Company, and, in the case of the Preferred Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Preferred Securities Guarantee by the Guarantee Trustee, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and each of the Guarantees and the Guarantee Agreements will conform in all material respects to the description thereof contained in the Prospectus; the Guarantee Agreements have been duly qualified under the 1939 Act.

         (xvii) The Securities have been authorized for issuance and sale to the Underwriters and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Securities is not subject to preemptive or other similar rights.

         (xviii) The Shares have been duly authorized and validly reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement, will be validly issued and fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus; and the issuance of such Shares will not be subject to preemptive or other similar rights. All corporate action required to be taken for the authorization, issuance and delivery of the Shares has been validly taken.

         (xix) The Indenture has been authorized by the Company and qualified under the 1939 Act and, at the Closing Time, will have been executed and delivered and will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture will conform in all material respects to the description thereof contained in the Prospectus.

         (xx) The Debentures have been authorized by the Company and, at the Closing Time, will have been executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof contained in the Prospectus.

         (xxi) Each of the Regular Trustees of the Trust is an employee of the Company and has been authorized by the Company to execute and deliver the Declaration.

         (xxii) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws. The Trust is not in violation of the Declaration or its certificate of trust filed with the State of Delaware on February 5, 1998 (the "Certificate of Trust"); none of the Company, any of its Significant Subsidiaries or the Trust is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, note, lease, loan or credit agreement or any other agreement or instrument (the "Agreements and Instruments") to which the Company, any of its Significant Subsidiaries or the Trust is a party or by which any of them may be bound, or to which any of the property or assets of the Company, any Significant Subsidiary or the Trust is subject, or in violation of any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets, which violation or default would, singly or in the aggregate, have a Material Adverse Effect.

         (xxiii) The entry by the Company into the Purchase Contracts underlying the Income PRIDES and the Growth PRIDES, the offer of the Securities as contemplated herein and in the Prospectus, the issue of the Shares and the sale of the Shares by the Company pursuant to the Purchase Contracts; the execution, delivery and performance of this Agreement, the Pricing Agreement, the Remarketing Agreement, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Debentures, the Guarantee Agreements and the Guarantees, and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Offerors with their obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any subsidiary or the Trust pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries, or the Trust, or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary or the Declaration or Certificate of Trust. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness of the Company, any Significant Subsidiary or the Trust (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, any Significant Subsidiary or the Trust.

         (xxiv) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or to the knowledge of the Company threatened against or affecting the Trust, the Company or any of its Significant Subsidiaries that is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or that might reasonably be expected to result in a Material Adverse Effect, or that might be reasonably expected to materially and adversely affect the consummation of this Agreement, the Pricing Agreement, the Remarketing Agreement, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement, the Guarantee Agreements, the Indenture or the transactions contemplated herein or therein. The aggregate of all pending legal or governmental proceedings to which the Trust, the Company or any Significant Subsidiary is a party or of which any of their respective properties or operations is the subject that are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

         (xxv) The Company and each Significant Subsidiary have good and marketable title to all properties and assets, including, without limitation, intangible property rights described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, restrictions (other than as described in Section 1(a)(xxvi) hereof) or defects, except such as (A) are described in (1) the Indenture dated as of October 1, 1994 between the Company and the Bank of America, Illinois, as trustee, (2) the Indenture and Supplemental Indenture No. 1 dated as of February 28, 1996 between the Company and First Trust of Illinois, National Association, as trustee, (3) the 364 Day Credit Agreement, dated as of March 4, 1997, among PHH Corporation, PHH Vehicle Management Services Inc., the lenders thereunder and The Chase Manhattan Bank, (4) the Five Year Credit Agreement, dated as of March 4, 1997, among PHH Corporation, the lenders thereunder and The Chase Manhattan Bank, (5) the Five Year Revolving Credit and Competitive Advance Facility Agreement, dated as of October 2, 1996, among the Company, the lenders thereunder and The Chase Manhattan Bank, (6) the Indenture dated as of June 5, 1997 between PHH Corporation and The First National Bank of Chicago and (8) the Amended and Restated Pooling and Servicing Agreement, dated as of October 5, 1994, as amended, among Cendant Mobility Funding Corporation, Cendant Mobility Services, Inc., Citicorp North America, Inc. and Bankers Trust Company, the Amended and Restated Purchase Agreement dated as of October 5, 1994, as amended, between Cendant Mobility Services, Inc. and Cendant Mobility Funding Corporation and the Amended and Restated Investor Funding Agreement, dated as of October 5, 1994, as amended, among Cendant Mobility Funding Corporation, Bankers Trust Company, Citicorp North America, Inc., as agent, Bank of America, Illinois, as co-agent, and the investors named therein, (B) are leases of real property in which the Company or its Significant Subsidiaries have good title and that would be marketable but for the requirement that the landlord consent to an assignment of the lease or (B) are neither material in amount nor materially significant in relation to the business of the Company and its Significant Subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and the Significant Subsidiaries, considered as one enterprise, and under which the Company or any Significant Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Significant Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Significant Subsidiary under any such lease or sublease.

         (xxvi) Subject to each of the franchise and license agreements entered into by the Company or any of its Significant Subsidiaries, the Company and each of the Significant

    Subsidiaries own or have the unrestricted right to use such patents, patent licenses, trademarks, trademark licenses, service marks, service mark licenses and trade names and registrations thereof (collectively, "Intellectual Property") as are necessary to carry on their respective businesses as presently conducted, except where the failure to own or possess any of the Marks (as defined below) or Ramada Marks (as defined below) would not have a Material Adverse Effect. In addition to, and not in, limitation of, anything else contained in this paragraph (xxvi), the Company or a Significant Subsidiary (y) is the exclusive owner of all rights, title and interest (subject to all existing franchise and license agreements referred to above) in and to the Marks within the United States and outside the United States is the owner of the registrations and applications as are necessary to carry on its business as described in the Prospectus and as currently conducted, except where the failure to be such owner would not have a Material Adverse Effect and (z) is the exclusive licensee in the United States of the Ramada Marks. The Intellectual Property with respect to the Company's Century 21, Coldwell Banker and ERA, Days Inns of America, Inc., Super 8 Motels, Inc., Villager Franchise Systems, Inc., Knights Franchise Systems, Inc., Howard Johnson and Travelodge Hotels, Inc. businesses (each as described in the Prospectus and as currently conducted) is referred to herein as the "Marks" and the Intellectual Property with respect to the Company's Ramada business (as described in the Prospectus and as currently conducted) is referred to herein as the "Ramada Marks".

         (xxvii) To the best knowledge of the Company without having made any inquiry or independent investigation, no labor problem exists with the employees of any party that licenses a franchise, directly or indirectly, from a Significant Subsidiary (a "Franchisee") or is imminent that could reasonably be expected to have a Material Adverse Effect.

         (xxviii) To the best knowledge of the Company, no dispute exists or is imminent with any Franchisee or with the Franchisees that could reasonably be expected to have a Material Adverse Effect.

         (xxix) Each Franchisee is such by virtue of being a party to a franchise contract with either the Company or a Significant Subsidiary and assuming each such contract has been duly authorized, executed and delivered by the parties thereto, other than the Company or a Significant Subsidiary, each such contract constitutes a valid, legal and binding obligation of each party thereto, enforceable against the Company or a Significant Subsidiary in accordance with its terms, except (A) for any one or more of such franchise contracts as would not have a Material Adverse Effect, and (B) to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

         (xxx) The Company and each Significant Subsidiary have complied and are currently complying in all material respects with the rules and regulations of the United

    States Federal Trade Commission and the comparable laws, rules and regulations of each state or state agency applicable to the franchising business of the Company and such Significant Subsidiary in each state in which the Company or such Significant Subsidiary is doing business. The Company and each Significant Subsidiary have complied and are currently complying in all material respects with the Federal Real Estate Settlement Procedures Act and the real estate brokerage laws, rules and regulations of each state or state agency applicable to the real estate franchising business of the Company and such Significant Subsidiary in each state in which the Company or such Significant Subsidiary is doing business.

         (xxxi) No authorization, approval, consent, order, registration or qualification of or with any court or governmental authority or agency is required for the entry into the Purchase Contracts underlying the Income PRIDES or the Growth PRIDES or in connection with the issuance and sale of the Common Securities, the offering of the Securities and the issuance and sale of the Shares by the Company pursuant to such Purchase Contracts, except such as have been obtained and made under the federal securities laws and such as may be required under state or foreign securities or Blue Sky laws.

         (xxxii) Neither of the Trust and the Company is, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (xxxiii) None of the Company or its Significant Subsidiaries has taken any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Common Stock, in each case in violation of applicable law.

         (xxxiv) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement, any preliminary prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

         (b) Any certificate signed by any officer of the Company or a Trustee of the Trust and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Trust, as the case may be, to the Underwriters as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriter; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Offerors agree to sell to each Underwriter, and each Underwriter severally and not jointly agrees to purchase from the Offerors, at the price per security set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (1) If the Offerors have elected not to rely upon Rule 430A of the 1933 Act Regulations, the initial public offering prices per Security and the purchase prices per Security to be paid by the several Underwriters for the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and any necessary amendments to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

         (2) If the Offerors have elected to rely upon Rule 430A of the 1933 Act Regulations, the purchase prices per Security to be paid by the several Underwriters shall be an amount equal to the respective initial public offering prices per Security, less an amount per such Security to be determined by agreement between the Underwriters and the Offerors. The initial public offering prices per Security shall be a fixed price for Income PRIDES, Growth PRIDES and Separate Preferred Securities, respectively, to be determined by agreement between the Underwriters and the Offerors. The initial public offering prices and the purchase prices, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Offerors and the Underwriters.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Offerors hereby grant options to the Underwriters, severally and not jointly, to purchase at their election (x) up to 3,600,000 Option Income PRIDES, (y) up to 300,000 Option Growth PRIDES and (z) up to 300,000 Option Preferred Securities, in each case at the respective prices per Security set forth in the Pricing Agreement. The options hereby granted will expire automatically at the close of business on the 30th calendar day after (i) the later of the date the Registration Statement and any Rule 462(b) Registration Statement becomes effective, if the Offerors have elected not to rely upon Rule 430A under the 1933 Act Regulations, or (ii) the Representation Date, if the Offerors have elected to rely upon Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering overallotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Offerors setting forth the aggregate number of additional Option Securities to be purchased and the time and date of delivery for the related Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters but shall not be later than seven full business days after the exercise of such options, nor in any event before the Closing Time, unless otherwise agreed upon by the Underwriters and the Offerors. If the options are exercised as to all or any portion of the Option Income PRIDES, the Option Growth PRIDES or the Option Preferred Securities, each of the Underwriters, acting severally and not jointly, will purchase from the Company the same percentage of the total number of such Option Securities as such Underwriter is purchasing of the Income PRIDES, the Growth PRIDES or the Separate Preferred Securities, as the case may be, as set forth in Schedule A hereto (subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any fractional Option Securities).

         (c) The Income PRIDES Preferred Securities and the Treasury Securities will be pledged with the Collateral Agent to secure the obligations of holders of the Income PRIDES and Growth PRIDES, as applicable, to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by the transfer to the Collateral Agent of the Income PRIDES Preferred Securities at the Closing Time and appropriate Date of Delivery, if any, in accordance with the Pledge Agreement.

         (d) Delivery of certificates for the Initial Securities and the Option Securities (if any of the options provided for in Section 2(b) hereof shall have been exercised on or before the first business day prior to the Closing
Time) shall be made at the offices of the Underwriters in New York, against the delivery to the Collateral Agent of the Income PRIDES Preferred Securities and the Treasury Securities by such Underwriters or on their behalf, and payment of the purchase price for such Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Ave, New York 10022 or at such other place as shall be agreed upon by the Underwriters and the Offerors, at 9:00 a.m. (New York time) on the third business day after the date the Registration Statement becomes effective (or, if the Offerors have elected to rely upon Rule 430A, the third full business day after execution of the Pricing Agreement (or, if pricing of the Securities occurs after 4:30 p.m., Eastern time, on the fourth full business day thereafter)), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Offerors (such time and date of payment and delivery being referred to herein as the "Closing Time"). Payment for the Securities purchased by the Underwriters shall be made by wire transfer of immediately available funds, payable to the Company, against delivery to the respective accounts of the Underwriters of the Securities to be purchased by it. Delivery of, and payment for, the Securities shall be made through the facilities of the Depository Trust Company. In addition, if the Underwriters purchase any or all of the Option Securities, payment of the purchase price and delivery of certificates for such Option Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP set forth above, or at such other place as shall be agreed upon by the Underwriters and the Offerors, on each Date of Delivery as specified in the relevant notice from the Underwriters to the Offerors.

         Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least two full business days before the Closing Time or any Date of Delivery, as the case may be. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall be obligated to) make payment of the purchase price for the Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time, or the Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination by the Underwriters no later than 10:00 a.m. (New York City time) on the last business day prior to the Closing Time or the Date of Delivery, as the case may be.

         (e) If settlement for the Option Securities occurs after the Closing Time, the Offerors will deliver to the Underwriters on the relevant Date of Delivery, and the obligations of the Underwriters to purchase the Option Securities shall be conditioned upon the receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered at the Closing Time pursuant to Section 5(j) hereof.

         SECTION 3. Covenants of the Offerors. The Offerors agree with the Underwriters as follows:

         (a) Promptly following the execution of this Agreement, the Offerors will cause the Prospectus to be filed with the Commission pursuant to Rule 424 of the 1933 Act Regulations and the Offerors will promptly advise the Underwriters when such filing has been made. Prior to the filing, the Offerors will cooperate with the Underwriters in the preparation of such Prospectus to assure that the Underwriters have no reasonable objection to the form or content thereof when filed or mailed.

         (b) The Offerors will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations if and as applicable, and will notify the Underwriters immediately (i) of the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (v) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities or the Shares under state securities or Blue Sky laws or the initiation or threatening of any proceeding for such purpose. The Offerors will make all reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to promptly obtain the lifting thereof.

         (c) The Offerors will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise; will furnish the Underwriters with copies of any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision a reasonable amount of time prior to such proposed filing or use, as the case may be; and will not file any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision to which the Underwriters or counsel for the Underwriters shall reasonably object.

         (d) The Company will deliver to Merrill Lynch and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (f) The Offerors will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933

    Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Offerors, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 3(c), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Offerors will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (g) The Offerors will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with distribution of the Securities and the Shares.

         (h) The Company will make generally available to its securityholders as soon as practicable, but not later than 45 days (or 90 days, in the case of a period that is also the Company's fiscal year) after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (j) If, at the time that the Registration Statement became (or in the case of a post-effective amendment becomes) effective, any information shall have been omitted therefrom in reliance upon Rule 430A or Rule 434 of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Offerors will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A or Rule 434 and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus or Term Sheet, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

         (k) If the Offerors elect to rely upon Rule 462(b), the Offerors shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the earlier of (i) 10:00 p.m. Eastern time on the date of the Pricing Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

         (1) The Offerors, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (m) The Offerors will use their best efforts to effect the listing of the Securities and the Shares on the New York Stock Exchange and to cause the Securities to be registered under the 1934 Act.

         (n) During a period of 90 days (or, in the case of debt securities issued pursuant to any medium-term note program of the Company, 14 days) from the date of the Pricing Agreement, neither the Trust nor the Company will, without the prior written consent of Merrill Lynch, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of or otherwise transfer or dispose of any Securities, Purchase Contracts, Preferred Securities or Common Stock or any security of the Company similar to the Securities, Purchase Contracts, Preferred Securities or Common Stock or any security convertible into or exchangeable or exercisable for Securities, Purchase Contracts, Preferred Securities, Common Stock or any equity securities substantially similar to the Securities, Purchase Contracts, Preferred Securities or Common Stock; provided, however, that such restriction shall not affect the ability of the Offerors to take any such action (i) in connection with any employee benefit, dividend reinvestment and stock option or stock purchase plans of the Company or its subsidiaries; (ii) in connection with the offering of the Securities, including the Preferred Securities issued pursuant to this Agreement; (iii) in connection with any securities issued pursuant to or sold in connection with any securities of the Company or its subsidiaries, outstanding as of the date hereof, that are convertible into or exchangeable or exercisable for any securities of the Company and its subsidiaries; (iv) any securities issued pursuant to a merger or acquisition; (v) the Growth PRIDES or Income PRIDES to be created or recreated upon substitution of Pledged Securities, or shares of Common Stock issuable upon early settlement of the Income PRIDES or Growth PRIDES;
    (vi) upon exercise of stock options or (vii) any securities issued in the ordinary course of business pursuant to any medium-term note program of PHH Corporation; or (B) enter into any swap or any other agreement or any transaction that transfers, or is the equivalent of transferring, in whole or in part, directly or indirectly, the economic equivalent of ownership of the Securities, Purchase Contracts, Preferred Securities or Common Stock, any security convertible into or exchangeable into or exercisable for the Securities, Purchase Contracts, Preferred Securities or Common Stock, or equity securities substantially similar to the Securities, Purchase Contracts, Preferred Securities or Common Stock, whether any such swap or transaction is to be settled by delivery of Securities, Purchase Contracts, Preferred Securities or Common Stock, or other securities, in cash or otherwise.

         (o) For a period of two years from the Closing Time, the Company will furnish to the Representative copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or securityholders generally, provided, however, that the Company shall not be required to provide the Representative with any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR.

         (p) The Company will reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient shares of Common Stock to satisfy any obligations to issue Shares upon settlement of the Purchase Contracts and shall take all actions necessary to keep effective the Registration Statement with respect to the Shares.

         (q) Neither the Company nor its Significant Subsidiaries will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Common Stock, in each case, in violation of applicable law.

         SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, the Pricing Agreement, the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, including, without limitation, expenses related to the following, if incurred: (i) the preparation, delivery, printing and filing of the Registration Statement and Prospectus as originally filed (including financial statements and exhibits) and of each amendment thereto; (ii) the printing and delivery to the Underwriters of this Agreement, the Pricing Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities; (iii) the preparation, issuance and delivery of the certificates for the Securities and the Shares; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including the transfer agents and registrars), as well as fees and disbursements of the Trustees, the Purchase Contract Agent, the Collateral Agent and any Depositary, and their respective counsel; (v) the qualification of the Securities and the Shares under securities laws in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey; (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, any Term Sheet and of the Prospectus and any amendments or supplements thereto;
(vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Legal Investment Survey; (viii) any fees payable in connection with the rating of the Securities by nationally recognized statistical rating organizations; (ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities; (x) any fees payable to the Commission; and (xi) any fees payable or expenses incurred pursuant to any Uniform Commercial Code related filings; and (xii) the fees and expenses incurred in connection with the listing of the Securities and the Shares on the New York Stock Exchange.

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Shearman & Sterling, counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Offerors herein contained or in certificates of any officer of the Company or any subsidiary or the trustees of the Trust delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

         (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective under the 1933 Act not later than 5:30 p.m., New York City time, on the date hereof, and on the date hereof and at the Closing Time and any Date of Delivery, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

         (b) At the Closing Time the Underwriters shall have received:

              (1) The favorable opinion, dated as of the Closing Time, of James
         E. Buckman, Senior Executive Vice President and General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters as set forth on Exhibit B attached hereto.

              (2) The favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters as set forth on Exhibit B attached hereto.

              (3) The favorable opinion, dated as of the Closing Time of Morris, James, Hitchens & Williams, counsel to Wilmington Trust Company, as Delaware Trustee, and to Wilmington Trust Company, as Institutional Trustee under the Declaration, and Guarantee Trustee under the Preferred Securities Guarantee Agreement, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

              (i) Wilmington Trust Company is a Delaware banking association with trust powers, duly organized, validly existing and in good standing under the laws of Delaware with all necessary corporate power and authority to execute, deliver, and to carry out and perform its obligations under the terms of, the Declaration and the Guarantee.

              (ii) Wilmington Trust Company is a Delaware corporation, duly organized, validly existing and in good standing, with full corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration.

              (iii) The execution, delivery and performance by Wilmington Trust Company of the Declaration, and the execution, delivery and performance by Wilmington Trust Company, in its capacity as the Guarantee Trustee, of the Preferred Securities Guarantee, have been duly authorized by all necessary corporate action on the part of Wilmington Trust Company. The Declaration and the Preferred Securities Guarantee have been duly executed and delivered by Wilmington Trust Company in the case of the Declaration and of Wilmington Trust Company, in its capacity as the Guarantee Trustee, in the case of the Preferred Securities Guarantee, and the Declaration constitutes the legal, valid and binding obligation of Wilmington Trust Company enforceable against Wilmington Trust Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

              (iv) The execution, delivery and performance by Wilmington Trust Company of the Declaration, and the execution, delivery and performance by Wilmington Trust Company, in its capacity as the Guarantee Trustee, of the Preferred Securities Guarantee, do not conflict with, or constitute a breach of, Wilmington Trust Company's charter or bylaws.

              (v) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by Wilmington Trust Company of the Declaration, or by Wilmington Trust Company, in its capacity as the Guarantee Trustee, of the Preferred Securities Guarantee.

              (4) The favorable opinion, dated as of the Closing Time, of the legal department of The First National Bank of Chicago, as Purchase Contract Agent, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

              (i) The First National Bank of Chicago is duly incorporated and is validly existing as a national banking association with trust powers under the laws of the United States with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement and the Pledge Agreement.

              (ii) The execution, delivery and performance by the Purchase Contract Agent of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, and the authentication and delivery of the Securities have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent. The Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the legal, valid and binding obligations of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

              (iii) The execution, delivery and performance of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement by the Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent.

              (iv) No consent, approval or authorization of, or registration with or notice to, any Illinois or federal governmental authority or agency is required for the execution, delivery or performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement.

              (5) The favorable opinion, dated as of the Closing Time, of Shearman & Sterling, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, with respect to the issuance and sale of the Securities, and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion, such counsel may rely, as to matters of Delaware law, upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Offerors.

         (c) Between the date of this Agreement and the Closing Time, no material adverse change shall have occurred in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its Significant Subsidiaries, considered as one enterprise, whether or not in the ordinary course of business.

         (d) At the Closing Time, the Underwriters shall have received a certificate of the President or a Vice-President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company and a certificate of a Regular Trustee of the Trust, on behalf of the Company and the Trust, respectively, and dated as of the Closing Time, to the effect that (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its Significant Subsidiaries considered as one enterprise, whether or not in the ordinary course of business, (ii) the representations and warranties in Section 1 hereof are true and correct as though expressly made at and as of the Closing Time,
    (iii) the Company and the Trust have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of such officers, threatened by the Commission.

         (e) At the time of the execution of this Agreement, the Underwriters shall have received letters from Deloitte & Touche LLP, KPMG Peat Marwick LLP and Ernst & Young LLP, dated such date and substantially in the form of Exhibit D, Exhibit E and Exhibit F attached hereto, respectively.

         (f) At the Closing Time, the Underwriters shall have received a letter or letters from each Accountant that furnished a letter pursuant to subsection (e) of this Section, dated as of the Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

         (g) At the Closing Time, and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (h) At the Closing Time, (i) the Securities shall be rated in one of the four highest rating categories for preferred stock ("Investment Grade") by at least one nationally recognized statistical rating agency, and the Offerors shall have delivered to the Underwriters a letter, dated the Closing Time, from such nationally recognized statistical rating agency, or other evidence satisfactory to the Underwriters, confirming that the Securities have Investment Grade ratings; (ii) there shall not have occurred any decrease in the rating assigned to the Securities or any securities of the Company by any "nation-ally recognized statistical rating organization," as defined for purposes of Rule 436(g)(2) under the 1933 Act Regulations since the date of this Agreement, and (iii) no such organization shall have publicly announced that it has under surveillance or review, without indicating an improvement, its rating of the Securities or any securities of the Company.

         (i) At the Closing Time, the Income PRIDES, the Growth PRIDES, the Preferred Securities and the Shares shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

         (j) In the event that the Underwriters exercise any or all of their options provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Offerors contained herein and the statements in any certificates furnished by the Offerors hereunder shall be true and correct as of, and as if made on, each Date of Delivery, and at the relevant Date of Delivery, the Underwriters shall have received:

              (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company and a certificate of a Regular Trustee of the Trust confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof is true and correct as of, and as if made on, such Date of Delivery.

              (2) The favorable opinion of James E. Buckman, Senior Executive Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

              (3) The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel and special tax counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

              (4) The favorable opinion of Morris, James, Hitchens & Williams, counsel to Wilmington Trust Company, as Institutional Trustee and as Delaware Trustee, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
         Section 5(b)(3) hereof.

              (5) The favorable opinion of the legal department of The First National Bank of Chicago, as Purchase Contract Agent, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(4) hereof.

              (6) The favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
         Section 5(b)(5) hereof.

              (7) A letter from each Accountant that furnished a letter pursuant to Section 5(e) hereof in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section shall be a date not more than five days prior to such Date of Delivery.

              (8) At such Date of Delivery, (i) the Securities shall be rated ("Investment Grade") by at least one nationally recognized statistical rating agency, and the Offerors shall have delivered to the Underwriters a letter, dated such Date of Delivery, from such nationally recognized statistical rating agency, or other evidence satisfactory to the Underwriters, confirming that the Securities have Investment Grade ratings; (ii) there shall not have occurred any decrease in the rating assigned to the Securities or any securities of the Company by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g)(2) under the 1933 Act Regulations since the date of the notice given by the Underwriters to the Offerors of the Underwriters' intent to exercise their options in accordance with Section 2(b) hereof, and (iii) no such organization shall have publicly announced that it has under surveillance or review, without indicating an improvement, its rating of the Securities or any securities of the Company.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery that is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification. (a) The Offerors agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Offerors; and

         (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch, other than as provided in Section 6(d) hereof), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (B) made in any preliminary prospectus supplement and corrected in the Prospectus, as supplemented, where the person asserting any such loss, liability, claim, damage or expense purchased the Securities that are the subject thereof, and it shall have been established (i) that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) in any case where such delivery is required by the 1933 Act and (ii) the Company shall have previously furnished copies thereof in sufficient quantities to such Underwriter.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Trust and each of its Trustees who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) affected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by Offerors on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Offerors and the total underwriting discount or commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Securities as set forth on such cover.

         The relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company and each Trustee of the Trust who signed the Registration Statement, and each person, if any, who controls the Company and the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Offerors. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Initial Securities set forth opposite their respective names in Schedule A to this Agreement, and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company or its subsidiaries or trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities to the Underwriters.

         SECTION 9. Termination of Agreement. (a) The Underwriters may terminate this Agreement, by notice to the Company at any time at or prior to the Closing Time, if (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change or any development that could reasonably be expected to result in a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Significant Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of hostilities or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions the effect of which is such as to make it, in the judgment of Merrill Lynch impracticable to market the Income PRIDES, the Growth PRIDES or the Separate Preferred Securities or to enforce contracts for the sale of the Income PRIDES, the Growth PRIDES or the Separate Preferred Securities, or (iii) if trading in the Common Stock or any other security of the Company has been suspended or limited by the Commission, NASD or the New York Stock Exchange, or if trading generally on either the American Stock Exchange, the New York Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York, New Jersey, or Delaware authorities.

         (b) If this Agreement and the Pricing Agreement are terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided, further, that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery, as the case may be, to purchase the Securities that it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the total number or aggregate principal amount, as the case may be, of the Income PRIDES, Growth PRIDES or Separate

    Preferred Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the total number or aggregate principal amount, as the case may be, of the Income PRIDES, Growth PRIDES or Separate Preferred Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, or, in the case of a Date of Delivery that is after the Closing Time, that does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representative or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters c/o Merrill Lynch at Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281, Attention of David Johnson, Managing Director, with a copy to Shearman & Sterling, Attention of Robert Evans III, Esq.; notices to the Company shall be directed to it at Cendant Corporation, 6 Sylvan Way, P.O. Box 656, Parsippany, New Jersey 07054-0656, Attention of Eric J. Bock, Esq., Vice President Legal.

         SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Offerors and the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME UNLESS OTHERWISE INDICATED.

         SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement among the Company, the Trust and the Underwriters in accordance with its terms.


                                            Very truly yours,

                                            CENDANT CORPORATION


                                            By: /s/ James E. Buckman
                                               ------------------------------
                                               Name:   James E. Buckman
                                               Title:  Senior Executive Vice
                                                       President and General
                                                       Counsel


                                            CENDANT CAPITAL I


                                            By:
                                               ------------------------------
                                               Name:
                                               Title:

                                            By:
                                               ------------------------------
                                               Name:
                                               Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

Merrill Lynch & Co.
Merrill Lynch, Pierce,
  Fenner & Smith Incorporated
Chase Securities Inc.


By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED


By:
   -------------------------------
     Authorized  Signatory

                                   SCHEDULE A


                             Number of       Number of           Number of
Name of Underwriter        Income PRIDES   Growth PRIDES   Preferred Securities
-------------------        -------------   -------------   --------------------

Merrill Lynch, Pierce,
  Fenner & Smith
  Incorporated............   21,600,000      1,800,000           1,800,000

Chase Securities Inc......    2,400,000        200,000             200,000
                             ----------      ---------           ---------


    TOTAL.................   24,000,000      2,000,000           2,000,000
                             ==========      =========           =========

                                   SCHEDULE B

                    Significant Subsidiaries of the Company
                    ---------------------------------------

Cendant Operations, Inc.
HFS Car Rental Holdings, Inc.
Cendant Car Rental, Inc.
Wizard Co. Inc.
PHH Corporation
Cendant Mobility Services Corp.
Cendant Mortgage Corporation
PHH Vehicle Management Corporation
RCI General Holdco 1, Inc.
RCI General Holdco 2, Inc.
Resort Condominiums International, LLC
RCI Holdings One, Inc.
TM Acquisition Corp.
Ideon Group, Inc.
FISI*Madison Financial Corporation
Benefit Consultants, Inc.
Entertainment Publications, Inc.
Cendant Membership Services, Inc. (incl. Comp-U-Card division)
Hebdo Mag Inc.
Cendant Software Corporation
Benefit Consultants Membership Inc.
Sierra-On-Line, Inc.
Davidson & Associates, Inc.
Advance Ross Corporation
Getko Group, Inc.

                                                                      EXHIBIT A
                              CENDANT CORPORATION
                            (A DELAWARE CORPORATION)

                               CENDANT CAPITAL I
                          (A DELAWARE BUSINESS TRUST)

                     20,000,000 FELINE PRIDES(Service Mark)
                   (Stated Amount of $50 per FELINE PRIDES),

                                 consisting of

                     26,000,000 Income PRIDES(Service Mark)
                               each consisting of
            a Purchase Contract of Cendant Corporation Requiring the
             Purchase on February 16, 2001 (or earlier) of certain
                 Shares of Common Stock of Cendant Corporation
                                      and
           a 6.45% Trust Originated Preferred Security(Service Mark)
                   (TOPrS(Service Mark)) of Cendant Capital I

                                      and

                     2,000,000 Growth PRIDES(Service Mark)
                               each consisting of
            a Purchase Contract of Cendant Corporation Requiring the
             Purchase on February 16, 2001 (or earlier) of certain
                 Shares of Common Stock of Cendant Corporation
                                      and
  a 1/20 Undivided Beneficial Interest in a Zero-Coupon U.S. Treasury Security Having a Principal Amount Equal to $1000 and maturing on February 15, 2001;

                                      and

         2,000,000 6.45% Trust Originated Preferred Securities (TOPrS)
       of Cendant Capital I (Liquidation Amount $50 per Trust Originated
                          Preferred Security (TOPrS)

--------------
    (Service Mark) "FELINE PRIDES," "INCOME PRIDES," "GROWTH PRIDES," "TRUST ORIGINATED PREFERRED SECURITIES" AND "TOPRS" ARE SERVICE MARKS OF MERRILL LYNCH & CO. INC.

                               PRICING AGREEMENT
                               -----------------

                                                              February 24, 1998

MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED, as representative of the
     several Underwriters named in the within-mentioned Underwriting Agreement
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York 10281


Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement, dated February 24, 1998 (the "Underwriting Agreement"), relating to the purchase by the Several Underwriters named in Schedule A thereto of the above Income PRIDES (the "Income PRIDES"), Growth PRIDES (the "Growth PRIDES") and Trust Originated Preferred Securities (the "Separate Preferred Securities" and, together with the Income PRIDES and Growth PRIDES, the "Securities") of Cendant Corporation (the "Company"), and Cendant Capital I (the "Trust"). The Securities are being issued and sold by the Company and the Trust to the Underwriters on the terms and conditions set forth in the Underwriting Agreement and on Schedule I hereto.

         Pursuant to Section 2 of the Underwriting Agreement, the Company and the Trust agree with each Underwriter as follows:

         1. The initial public offering price per security for the Securities, determined as provided in said Section 2, shall be (a) in the case of each Income PRIDES, $50.00, (b) in the case of each Growth PRIDES, $42.52 and
    (c) in the case of each Separate Preferred Security, $50.00.

         2. The respective purchase prices per security for the Securities to be paid by the several Underwriters shall be equal to the initial public offering prices set forth in paragraph 1. above. The Company shall pay a commission to the Underwriters equal, in the case of the Initial Securities, $39.5 million dollars and, with respect to the Option Securities, $1.50 per security in the case of Option Income PRIDES, $1.22 per security in the case of Option Growth PRIDES and less $0.50 per security in the case of Option Preferred Securities.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company and the Trust in accordance with its terms.

                                            Very truly yours,

                                            CENDANT CORPORATION


                                            By: /s/ James E. Buckman
                                               -------------------------------
                                               Name:   James E. Buckman
                                               Title:  Senior Executive Vice
                                                       President and General
                                                       Counsel

                                            CENDANT CAPITAL I


                                            By: /s/ James E. Buckman
                                               -------------------------------
                                               Name:   James E. Buckman
                                               Title:  Regular Trustee

                                            By: /s/ Michael P. Monaco
                                               -------------------------------
                                               Name:   Michael P. Monaco
                                               Title:  Regular Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written:

Merrill Lynch & Co.
Merrill Lynch, Pierce,
  Fenner & Smith Incorporated
Chase Securities Inc.


By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED


By: /s/ David Johnson
   -------------------------------
     Authorized Signatory

                                   Schedule I

                            TERMS OF THE SECURITIES


SECURITIES OFFERED

20,000,000 FELINE PRIDES, consisting of ,000,000 Income PRIDES and at least 2,000,000 Growth PRIDES, and at least 2,000,000 separate Trust Preferred
Securities.   ,000,000 Trust Preferred Securities will be initially issued and held as a component of the Income PRIDES.

ISSUERS

Cendant Corporation and Cendant Capital I.

STATED AMOUNT

$50 per FELINE PRIDES.

LISTING OF THE INCOME PRIDES, GROWTH PRIDES AND TRUST PREFERRED SECURITIES

Application will be made to list the Income PRIDES, the Growth PRIDES and the Trust Preferred Securities on the NYSE, subject to official notice of issuance.

NYSE SYMBOL OF COMMON STOCK

"CD"

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the Growth PRIDES will be used to purchase the underlying Treasury Securities to be transferred to holders of the Growth PRIDES pursuant to the terms thereof, and the Company will receive no proceeds from the sale of the Growth PRIDES. All or substantially all of the proceeds from the sale of the Income PRIDES, the Trust Preferred Securities which are not components of Income PRIDES and the Common Securities will be invested by the Trust in Debentures of the Company. The Company currently anticipates using all of the net proceeds from the sale of the Debentures, estimated to be approximately $ million, to repay outstanding indebtedness under the Company's revolving credit facilities, including (i) $ million of outstanding indebtedness under the $1.25 billion 364-Day Competitive Advance and Revolving Credit Agreement dated as of October 2, 1996, as amended and restated, among the Company (as successor by Merger with HFS), the lenders named therein (the "Lenders") and The Chase Manhattan Bank ("Chase"), as Administrative Agent (the "364-Day Revolving Credit Facility") and (ii) $ million of outstanding indebtedness under the $750 million Five-Year Competitive Advance and Revolving Credit Agreement dated as of October 2, 1996, as amended and restated, among the Company, the Lenders and Chase (the "Five Year Revolving Credit Facility" and, together with the 364-Day Revolving Credit Facility, the "Revolving Credit Facilities").

The 364-Day Revolving Credit Facility will mature on September 30, 1998, provided that the Company is entitled to annually request a 364-day extension of such maturity date, and the Five Year Revolving Credit Facility will mature on October 1, 2001.

The 364-Day Revolving Credit Facility and the Five Year Revolving Credit Facility provide for revolving loans which bear interest, at the option of the Company, at rates based on competitive bids of Lenders participating in such facilities, at a prime rate or at LIBOR plus a margin approximating 22.5 basis points. The proceeds of such loans have been used for general corporate purposes, primarily for business acquisitions.

FELINE PRIDES

Components of FELINE PRIDES

The 20,000,000 FELINE PRIDES offered hereby will initially consist of (A)
   ,000,000 units referred to as Income PRIDES and (B) at least 2,000,000 units referred to as Growth PRIDES. Each Income PRIDES will initially consist of a unit comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, and (ii) the Company
will pay Contract Adjustment Payments at the rate of     % of the Stated Amount
per annum to the holder, and (b) either beneficial ownership of a    % Trust
Originated Preferred Security, having a stated liquidation amount equal to the Stated Amount, representing a preferred, undivided beneficial interest in the assets of the Trust or upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the appropriate the Applicable Ownership Interest in the Treasury Portfolio. The purchase price of each Income PRIDES will be allocated between the related Purchase Contract and the related Trust Preferred Security in proportion to their respective fair market values at the time of purchase. Each Growth PRIDES will initially consist of a unit comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount, a number of newly issued shares of Common Stock of the Company, equal to the Settlement Rate, and (ii) the Company will pay Contract
Adjustment Payments at the rate of    % of the Stated Amount per annum and (b)
a 1/20 undivided beneficial interest in a    % Treasury Security having a
principal amount of $1,000 and maturing on           , 2001. The purchase price
of each Growth PRIDES will be allocated between the related Purchase Contract and the related interest in the Treasury Security in proportion to their respective fair market values at the time of purchase.

The applicable distribution rate on the Trust Preferred Securities and the interest rate on the related Debentures that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement

Date to the Reset Rate, to be determined by a nationally recognized investment banking firm chosen by the Company (the "Reset Agent").

The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, to cause the Debentures to be distributed to the holders of the Trust Preferred Securities. References herein to Trust Preferred Securities, unless the context otherwise requires, mean (i) the Trust Preferred Securities or (ii) the Debentures which have been delivered to the holders of the Trust Preferred Securities upon dissolution of the Trust. In addition, as described below, upon the occurrence of a Tax Event (as defined herein) prior to the Purchase Contract Settlement Date, the Company may at its option cause the Debentures (and, thus, the Trust Preferred Securities) to be redeemed at the Redemption Price and the Treasury Portfolio will be substituted for the redeemed Trust Preferred Securities in the manner described herein to secure the Income PRIDES holders' obligations under their related Purchase Contracts. The distribution rate and the payment dates for the Trust Preferred Securities will correspond to the interest rate and the payment dates for the Debentures, which will be the sole assets of the Trust. As long as a FELINE PRIDES is in the form of an Income PRIDES or Growth PRIDES, the related Trust Preferred Securities, Treasury Securities or the Treasury Portfolio, as applicable, will be pledged pursuant to a pledge agreement, to be dated as of February , 1998 (the "Pledge Agreement"), between the Company and The Chase Manhattan Bank, as collateral agent for the Company (together with any successor thereto in such capacity, the "Collateral Agent"), to secure the holder's obligation to purchase Common Stock under the related Purchase Contract.

Purchase Contract Agreement

The FELINE PRIDES will be issued under a Purchase Contract Agreement, to be dated as of February , 1998 (the "Purchase Contract Agreement"), between the Company and The First National Bank of Chicago, as agent for the holders of the FELINE PRIDES (together with any successor thereto in such capacity, the "Purchase Contract Agent").

Substitution of Pledged Securities

Each holder of an Income PRIDES will have the right, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, to substitute for the related Trust Preferred Securities held by the Collateral Agent zero-coupon U.S. Treasury Securities in an amount per Income PRIDES equal to the Stated Amount per Trust Preferred Security. Such Treasury Securities will be substituted for the Trust Preferred Securities and will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitutions only in integral multiples of 20 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Income PRIDES may make such substitutions only in integral multiples of 32,000 Income PRIDES (but obtaining the release of the appropriate Applicable Ownership Interest of the Treasury Portfolio rather than the Trust Preferred Securities) at any time on or prior to the second

Business Day immediately preceding the Purchase Contract Settlement Date. In the event that Contract Adjustment Payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to create Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Income PRIDES.

Each holder of Growth PRIDES will have the right, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, to create Income PRIDES by delivering 20 Growth PRIDES to the Purchase Contract Agent plus 20 Trust Preferred Securities to the Collateral Agent in exchange for 20 Income PRIDES and the release of the related Treasury Security to such holder; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Growth PRIDES may make such substitution (but using the Treasury Portfolio rather than Trust Preferred Securities) only in integral multiples of 32,000 Growth PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. In the event that Contract Adjustment Payments are at a higher rate for Income PRIDES than for Growth PRIDES, holders of Growth PRIDES wishing to create Income PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Income PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Growth PRIDES.

 Holders who elect to substitute Pledged Securities (as defined in "Description of the Purchase Contracts -- Pledged Securities and Pledge Agreement"), will be responsible for any fees or expenses payable in connection therewith.

Recreating Income PRIDES or Growth PRIDES

On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, a holder of Growth PRIDES will have the right to recreate Income PRIDES by delivering 20 Growth PRIDES to the Purchase Contract Agent plus 20 Trust Preferred Securities to the Collateral Agent in exchange for 20 Income PRIDES and the release of the related Treasury Security to such holder; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Growth PRIDES may make such substitution (but using the Treasury Portfolio rather than Trust Preferred Securities) only in integral multiples of 32,000 Growth PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, will be pledged with the

Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. In the event that Contract Adjustment Payments are at a higher rate for Income PRIDES than for Growth PRIDES, holders of Growth PRIDES wishing to recreate Income PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Income PRIDES being recreated by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Growth PRIDES.

On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, a holder of Income PRIDES will have the right to subsequently recreate Growth PRIDES by delivering 20 Income PRIDES to the Purchase Contract Agent plus a Treasury Security to the Collateral Agent in exchange for 20 Growth PRIDES and the release of the 20 related Trust Preferred Securities to such Income PRIDES, holder; provided, however, if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, holders of Income PRIDES may make such substitutions only in integral multiples of 32,000 Income PRIDES. In the event that Contract Adjustment Payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to recreate Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Growth PRIDES being recreated by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Income PRIDES.

Current Payments

Holders of Income PRIDES will be entitled to receive aggregate cash
distributions at a rate of     % of the Stated Amount per annum from and after
         16, 1998, payable quarterly in arrears, consisting of cumulative cash distributions on the related Trust Preferred Securities or the Treasury
Portfolio, as applicable, payable at the rate of   % of the Stated Amount per
annum, and Contract Adjustment Payments, payable by the Company at the rate of
   % of the Stated Amount per annum, subject (in the case of both the distributions on the Trust Preferred Securities and of the Contract Adjustment Payments), to the Company's right to defer the payment of such amounts. The ability of the Trust to make the quarterly distributions on the related Trust Preferred Securities will be solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company's obligations with respect to the Debentures will be senior and unsecured and will rank on a parity in right of payment with all other senior unsecured obligations of the Company.

If a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date as described herein and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as a portion of the cumulative quarterly distribution to the holders of Income PRIDES, will not be deferred.

Holders of Growth PRIDES will be entitled to receive quarterly cash distributions of Contract Adjustment Payments, payable by the Company at the rate of % of the Stated Amount per annum, subject to the Company's rights of deferral described herein. In addition, OID would continue to accrue on the related Treasury Securities.

Contract Adjustment Payments

Contract Adjustment Payments will be fixed at a rate per annum of % of the Stated Amount per Purchase Contract in the case of Income PRIDES, and % of the Stated Amount per Purchase Contract, in the case of Growth PRIDES. The Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Senior Indebtedness.

Option to Extend Distribution Payment Periods

The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Debentures, to defer the interest payments due on the Debentures. As a consequence of such deferral, the corresponding quarterly distributions to holders of Trust Preferred Securities and Income PRIDES would be deferred (but despite such deferral, would continue to accumulate quarterly and would accrue interest thereon compounded quarterly
at the rate of    % per annum through and including          15, 2001, and at
the Reset Rate thereafter). The Company also has the right to defer the payment of Contract Adjustment Payments on the related Purchase Contracts until no later than the Purchase Contract Settlement Date; however, such deferred Contract Adjustment Payments will bear additional Contract Adjustment Payments
at the rate of    % per annum (the higher of (i) the rate which would accrue on
Income PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments) (such deferred Contract Adjustment Payments together with such additional Contract Adjustment Payments shall be referred to as the "Deferred Contract Adjustment Payments"). If interest payments on the Debentures or the Contract Adjustment Payments are deferred, the Company has agreed, among other things, not to declare or pay any dividend on or repurchase its capital stock (subject to certain exceptions) during the period of such deferral. If a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the appropriate Applicable Ownership Interest Treasury Portfolio as a portion of the cumulative quarterly distributions to the holders of Income PRIDES will not be deferred.

In the event that the Company elects to defer the payment of Contract Adjustment Payments on the related Purchase Contracts until the Purchase Contract Settlement Date, each holder of the related Income PRIDES or Growth PRIDES will receive on the Purchase Contract Settlement Date in respect of such Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value (as defined herein).

Payment Dates

Subject to the deferral provisions described herein, the current payments described above in respect of the Income PRIDES will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing 16, 1998, through and including (i) in the case of the Contract Adjustment Payments, the earlier of the Purchase Contract Settlement Date or the most recent such quarterly date on or prior to any early settlement of the related Purchase Contracts and (ii) in the case of Trust Preferred Securities, the most recent such quarterly date on or prior to the earlier of the Purchase Contract Settlement Date and the date the liquidation amount of a Trust Preferred Security, together with all accumulated and unpaid distributions thereon (each, a "Payment Date").

Remarketing

Unless a Tax Event Redemption has occurred, pursuant to a remarketing agreement
(the "Remarketing Agreement") dated as of         , 1998, among the Company,
the Trust, the Purchase Contract Agent and a nationally recognized investment banking firm chosen by the Company (the "Remarketing Agent"), and subject to the terms of a Remarketing Underwriting Agreement to be dated as of the third Business Day immediately preceding the Purchase Contract Settlement Date among such parties (the "Remarketing Underwriting Agreement"), the Trust Preferred Securities of such Income PRIDES holders who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts with separate cash, will be remarketed on the third Business Day immediately preceding the Purchase Contract Settlement Date. The Remarketing Agent will use its reasonable efforts to remarket such Trust Preferred Securities (bearing the Reset Rate) on such date for settlement on the Purchase Contract Settlement Date at a price of approximately 100.5% of the aggregate stated liquidation amount of such Trust Preferred Security, plus accrued and unpaid distributions (including any deferred distributions), if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Trust Preferred Securities will be automatically applied to satisfy in full such Income PRIDES holders' obligations to purchase Common Stock under the related Purchase Contracts. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Trust Preferred Securities plus any accrued and unpaid distributions (including any deferred distributions), the Remarketing Agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder. Income PRIDES holders, whose Trust Preferred Securities are so remarketed will not otherwise be responsible for any Remarketing Fee in connection therewith. If, despite using its reasonable efforts, the Remarketing Agent cannot remarket the related Trust Preferred Securities of such holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of such Trust Preferred Securities plus accrued and unpaid distributions, including deferred distributions, if any, resulting in a Failed Remarketing, the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and to satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts, provided, that if the Company exercises such rights as a secured party with respect to such Trust Preferred

Securities, any accrued and unpaid distributions (including any deferred distributions) on such Trust Preferred Securities will be paid in cash by the Company to the holder of record of such Trust Preferred Securities. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Remarketing Agent.

Purchase Contract Settlement Date

          16, 2001.

Settlement of Purchase Contracts

On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day prior to the Purchase Contract Settlement Date pursuant to prior notification to the Purchase Contract Agent, (iii) has had the Trust Preferred Securities related to such holder's Purchase Contracts remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described in the Prospectus under the heading "Description of the Purchase Contracts -- Termination" has occurred, (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred), the Company will exercise its rights as a secured party to dispose of the related Trust Preferred Securities in accordance with the applicable law, and (B) in the case of Growth PRIDES or Income PRIDES (if a Tax Event Redemption has occurred) the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied, pursuant to the exercise of such rights by the Company to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts.

In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or, in the case of an Income PRIDES, settles such Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, will be released to such holder as described herein.

Settlement Rate

The number of newly issued shares of Common Stock issuable upon settlement of each Purchase Contract on the Purchase Contract Settlement Date (the "Settlement Rate") will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value is equal to or
greater than $           (the "Threshold Appreciation Price," which is
approximately      % above the last reported sale price of the Common Stock set forth on the cover page of the final Prospectus

Supplement (the "Reference Price")), the Settlement Rate (which will be equal
to the Stated Amount divided by the Threshold Appreciation Price) will be     ;
accordingly, if, between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the market price for the Common Stock increases to an amount that is higher than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be higher than the Stated Amount, and if such market price is the same as the Threshold Appreciation Price, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; accordingly, if the market price for the Common Stock increases between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured but such market price is less than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate (which will be equal to the Stated Amount divided by the
Reference Price) will be      ; accordingly, if the market price for the Common
Stock decreases between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount, and if such market price stays the same, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount. "Applicable Market Value" means the average of the Closing Price (as defined herein) per share of Common Stock on each of the twenty consecutive Trading Days (as defined herein) ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

Early Settlement

A holder of Income PRIDES (unless a Tax Event Redemption has occurred) may settle the related Purchase Contracts on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the manner described herein, but only in integral multiples of 20 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Income PRIDES may settle early only in integral multiples of 32,000 Income PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. A holder of Growth PRIDES may settle the related Purchase Contracts on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date in the manner described herein (in either case, an "Early Settlement"). Upon such Early Settlement, (a) the holder will pay to the Company through the Purchase Contract Agent in immediately available funds an amount equal to the Stated Amount for each Purchase Contract to be settled and deliver the Income PRIDES or Growth PRIDES, as the case may be, to the Purchase Contract Agent, (b) the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, within three Business Days of the date of Early Settlement, will be transferred to the holder free and clear of the Company's security interest therein, and (c) the Company, within three Business Days of the date of Early Settlement, will deliver newly issued shares of Common Stock an amount equal to the Stated Amount divided by the Threshold Appreciation Price) to the holder for each Purchase Contract so settled. Upon Early Settlement, (i) the holder's rights to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (ii) the holder's right to receive additional Contract Adjustment Payments, if any, in respect of such Purchase Contracts will terminate and
(iii) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments, or any amount accrued in respect of Contract Adjustment Payments.

Termination

The Purchase Contracts and the rights and obligations of The Company and the holders of the FELINE PRIDES thereunder(including the right thereunder to receive accrued or Deferred Contract Adjustment Payments, if any, and the obligation to purchase Common Stock) will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Collateral Agent will release the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders, subject in the case of the Treasury Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash, and the payment of such cash to the holders, to the extent that the holder would otherwise have been entitled to receive less than $1,000 of any such security. Upon such termination, there may be a delay before such release and distribution. In the event that the Company becomes the subject of a case under the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. The Company expects any such delay to be limited.

Voting and Certain Other Rights

Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees (as defined herein) and will generally have no voting rights except in the limited circumstances described under "Description of Trust Preferred Securities --Voting Rights." Holders of Purchase Contracts forming part of the Income PRIDES or Growth PRIDES in their capacities as such holders will have no voting or other rights in respect of the Common Stock.

TRUST PREFERRED SECURITIES

The Trust

The Trust is a Delaware statutory business trust. The sole assets of the Trust will consist of the Debentures. The Company will directly or indirectly own all of the Common Securities representing common undivided beneficial ownership interests in the assets of the Trust.

Trust Preferred Securities

     % Trust Preferred Securities (liquidation amount $50 per Trust Preferred Security), representing preferred, undivided beneficial ownership interests in the assets of the Trust.

Distributions

Distributions on the Trust Preferred Securities, which will constitute all or a portion of the distributions on the Income PRIDES, will be cumulative, will accrue from the first date of issuance of the Trust Preferred Securities and will be payable initially at the annual rate of % of the liquidation amount of $50 per Trust Preferred Security to but excluding the Purchase Contract Settlement Date, and in the case of Trust Preferred Securities that remain outstanding on and after the Purchase Contract Settlement Date, from the
Purchase Contract Settlement Date to but excluding            16, 2003, at the
Reset Rate, in each case, when, as and if funds are available for payment. Subject to the distribution deferral provisions, distributions will be payable quarterly in arrears on each February 16, May 16, August 16 and November 16,
commencing            16, 1998.

Market Rate Reset

The applicable quarterly distribution rate on the Trust Preferred Securities and the interest rate on the Debentures on and after the Purchase Contract Settlement Date, will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, determined by the Reset Agent as the rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value of 100.5% of the Stated Amount on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided, that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is limited to a maximum of 2%. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Reset Agent.

Optional Remarketing

Pursuant to the Remarketing Agreement and subject to the terms of Remarketing Underwriting Agreement, on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date, but no earlier than the Business Day immediately preceding the Purchase Contract Settlement Date, holders of separate Trust Preferred Securities which are not components of Income PRIDES may elect to have their Trust Preferred Securities remarketed, by delivering their Trust Preferred Securities along with a notice of such election to the Collateral Agent. Holders of Trust Preferred Securities electing to have their Trust Preferred Securities remarketed will also have the right to withdraw such
election on or prior to the    Business Day immediately
preceding the Purchase Contract Settlement Date. On the fourth Business Day immediately preceding the Purchase Contract Settlement Date, the Collateral Agent will deliver such Trust Preferred Securities to the Remarketing Agent for remarketing. The Remarketing Agent will use its reasonable efforts to remarket such Trust Preferred Securities (bearing the Reset Rate) on the third Business Day immediately preceding the Purchase Contract Settlement Date at a price of approximately 100.5% of the aggregate stated liquidation amount of such Trust Preferred Securities, plus accrued and unpaid distributions (including deferred distributions), if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Trust Preferred Securities will be remitted by the Remarketing Agent to the Collateral Agent for the benefit of such Trust Preferred Securities holders. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Trust Preferred Securities plus any accrued and unpaid distributions (including any deferred distributions), the Remarketing Agent will remit to the Collateral Agent the remaining portion of the proceeds, if any, for the benefit of such holder of Trust Preferred Securities. If, despite using its reasonable efforts, the Remarketing Agent cannot remarket the Trust Preferred Securities of such holders of Trust Preferred Securities at a price not less than 100% of the aggregate stated liquidation amount of such Trust Preferred Securities plus accrued and unpaid distributions, including deferred distributions, if any, resulting in a Failed Remarketing, the Remarketing Agent will return such Trust Preferred Securities to the Collateral Agent to return such Trust Preferred Securities to such holders. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Remarketing Agent.

The ability of the Trust to pay distributions on the Trust Preferred Securities will be solely dependent on the receipt of interest payments from the Company on the Debentures. The Company will have the right at any time, and from time to time, to defer the interest payments due on the Debentures for successive extension periods (the "Extension Periods") limited, in the aggregate, to a period not extending beyond the maturity date of the Debentures. The corresponding quarterly distributions on the Trust Preferred Securities would be deferred by the Trust (but would continue to accumulate quarterly and would accrue interest, compounded quarterly, at the rate of % per annum through and
including            15, 2001, and at the Reset Rate thereafter) until the end
of any such Extension Period. If a deferral of an interest payment occurs, the holders of the Trust Preferred Securities will be required to accrue interest income for United States federal income tax purposes in advance of the receipt of any corresponding cash distribution with respect to such deferred interest payment.

Rights Upon Deferral of Distribution

During any period in which interest payments on the Debentures are deferred, interest will accrue on the Debentures (compounded quarterly) and the corresponding quarterly distributions on the

Trust Preferred Securities will continue to accumulate with interest thereon at
the rate of % per annum through and including            15, 2001, and at the
Reset Rate thereafter, compounded quarterly.

Liquidation Preference

In the event of any liquidation of the Trust, and after satisfaction of liabilities to creditors of the Trust, if any, holders will be entitled to receive Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities.

Put Option

If a Failed Remarketing has occurred, holders of Trust Securities (including, following the distribution of the Debentures upon a dissolution of the Trust as described herein, such Debenture holders), holding such Trust Securities or Debentures, as the case may be, following the Purchase Contract Settlement Date will have the right, in the case of Trust Securities, to require the Trust to put to the Company the related Debentures, or in the case of Debentures, to put
such Debentures directly to the Company on             , 2001, upon at least
three Business Days' prior notice, at a price equal to the principal amount, plus accrued and unpaid interest (including deferred interest), if any, thereon. Upon the repurchase of such Debentures the proceeds of such repurchase shall simultaneously be applied (in the case of Trust Securities) to redeem such Trust Securities of such holder in an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased and
(ii) any accrued and unpaid distributions (including deferred distributions) with respect to such Trust Securities will be paid to such holder in cash.

Distribution of Debentures

In certain circumstances involving an Investment Company Event, the Trust would be dissolved, with the result that, after satisfaction of liabilities to creditors of the Trust, if any, Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities would be distributed to the holders of the Trust Preferred Securities on a pro rata basis including the Collateral Agent. In such event an Income PRIDES would thereafter consist of beneficial ownership of a Debenture with a principal amount equal to the Stated Amount of such Income PRIDES and the related Purchase Contract, and such Debenture would be otherwise treated as if it were a Trust Preferred Security.

Tax Event Redemption

The Debentures (and, thus, the Trust Securities) are redeemable, at the option of the Company, on not less than 30 days or more than 60 days prior written notice in whole but not in part upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption Price equal to, for each Debenture, the Redemption Amount together with accrued and unpaid distributions (including deferred distributions). If the Company so redeems all of the Debentures, the Trust must redeem all of the Trust Securities and pay in cash such Redemption Price to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the

Purchase Contract Settlement Date, the Redemption Price payable in liquidation of any Income PRIDES holders' interest in the Trust, will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to holders of such Income PRIDES. The Treasury Portfolio will be substituted for the Trust Preferred Security and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Common Stock under their Purchase Contracts.

Other than in the event of a Tax Event Redemption, the Company will not have the ability to redeem the Debentures prior to their stated maturity date.

The Company will irrevocably and unconditionally guarantee (the "Guarantee"), generally on a senior unsecured basis, the payment in full of (i) distributions on the Trust Preferred Securities to the extent the Trust has funds available therefor, (ii) the redemption price of Trust Preferred Securities in respect of which the related Debentures have been repurchased by the Company on the Purchase Contract Settlement Date, to the extent the Trust has funds available therefor, and (iii) generally, the liquidation amount of the Trust Preferred Securities or the Redemption Price upon a Tax Event Redemption, to the extent the Trust has assets available for distribution to holders of Trust Preferred Securities in the event of a dissolution of the Trust. The Company's obligations under the Guarantee will be a senior unsecured obligation of the Company and will rank on a parity with all of the Company's other senior unsecured obligations.

Debentures

Unless a Tax Event Redemption has occurred, the Debentures will mature on
         16, 2003, and will bear interest initially at the rate of      % per
annum, payable quarterly in arrears on each February 16, May 16, August 16 and
November 16, commencing             16, 1998. The interest rate on the
Debentures, and the distribution rate on the Trust Preferred Securities, that remain outstanding after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate determined by the Reset Agent. Interest payments on the Debentures may be deferred from time to time by the Company for successive Extension Periods not extending, in the aggregate, beyond the stated maturity date of the Debentures. During any Extension Period, interest at the rate of
     % per annum through and including          15, 2001, and at the Reset Rate
thereafter would continue to accrue and compound quarterly. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, provided such new Extension Period does not extend beyond the stated maturity date of the Debentures. No interest shall be due during an Extension Period until the end of such period. During an Extension Period, the Company will be prohibited (subject to certain exceptions) from paying dividends on or purchasing any of its capital stock and making certain other restricted payments until quarterly interest payments are resumed and all amounts then due on the Debentures are paid. The Debentures will be senior unsecured obligations of the Company and will rank on a parity with all of the Company's other senior unsecured obligations.

Provided the Company does not exercise its right to defer interest on the Debentures, a beneficial owner of Income PRIDES and Trust Preferred Securities will include in gross income its pro rata share of the stated interest on the Debentures when such interest income is paid or accrued in accordance with its regular method of tax accounting. The Company intends to report the Contract Adjustment Payments as income to holders of Income PRIDES and Growth PRIDES, but holders should consult their tax advisors concerning the possibility that the Contract Adjustment Payments may be treated as loans, purchase price adjustments, rebates or option premiums rather than being includible in income on a current basis. A beneficial owner of Growth PRIDES will be required to include in gross income its allocable share of any OID with respect to the Treasury Securities as it accrues on a constant yield to maturity basis. If a Tax Event Redemption has occurred, a beneficial owner of Income PRIDES will be required to include in gross income its allocable share of OID on the Treasury Portfolio as it accrues on a constant yield to maturity basis.

                                                                      Exhibit B

           FORM OF OPINION OF JAMES E. BUCKMAN, SENIOR EXECUTIVE VICE
                  PRESIDENT AND GENERAL COUNSEL OF THE COMPANY

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth above, I am of the opinion that:

         (i) The Company has been incorporated and is validly existing as a corporation under the laws of the State of Delaware.

         (ii) The Company has corporate power and authority (i) to own, lease and operate its properties and to conduct its business as described in the Prospectus and (ii) to enter into this Agreement, the Pricing Agreement, the Remarketing Agreement, the Purchase Contract Agreement, the Pledge Agreement, each Guarantee Agreement, the Indenture, the First Supplemental Indenture, the Debentures and the Declaration and to perform its obligations under, or as contemplated under, each thereof.

         (iii) The Company is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

         (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to incentive compensation plan, employee benefit plan or dividend reinvestment and stock purchase plan transactions), and the shares of issued and outstanding capital stock of the Company have been authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder.

         (v) Each Significant Subsidiary (as such term is defined in clauses
    (1) and (2) of Rule 1-02(w) of Regulation S-X promulgated under the 1933
    Act) is forth on Schedule B to the Underwriting Agreement. Each Significant Subsidiary is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, directly or through one or more Significant Subsidiaries, free and clear of any Lien, except for such Liens as are not, individually or in the aggregate, material to the Company and its Significant Subsidiaries, considered as one enterprise.

         (vi) Each of the documents incorporated by reference in the Registration Statement or the Prospectus at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which I need express no belief), complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable.

         (vii) The Securities have been authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable.

         (viii) The Shares subject to the Purchase Contract Agreement have been validly authorized and reserved for issuance and, when issued and delivered by the Company in accordance with the provisions of the Purchase Contract Agreement, the Purchase Contracts and the Pledge Agreement, will be fully paid and non-assessable; the issuance of such Shares will not be subject to preemptive or other similar rights arising by law or otherwise.

         (ix) The issuance of the Securities is not subject to preemptive or other similar rights arising by law or otherwise.

         (x) All of the issued and outstanding Common Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

         (xi) This Agreement, the Pricing Agreement and the Remarketing Agreement have been duly authorized, executed and delivered by the Company.

         (xii) The entry by the Company into the Purchase Contracts underlying the Securities that are FELINE PRIDES, the offer of the Securities as contemplated herein and in the Prospectus, the issue of the Shares and the sale of the Shares by the Company pursuant to the Purchase Contracts; the execution, delivery and performance of this Agreement, the Pricing Agreement, the Remarketing Agreement, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Debentures and the Guarantee Agreements, and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Offerors with their obligations hereunder and thereunder have been authorized by all necessary action (corporate or trust) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Significant Subsidiary or the Trust pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, any Significant Subsidiary or the Trust or any of their assets, properties, or operations (except for such violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary or the Declaration or Certificate of Trust.

         (xiii) There are no statutes required to be described in or incorporated by reference in the Registration Statement that are not described or incorporated by reference; and there are no legal or governmental proceedings pending or, to my knowledge, threatened that are required to be disclosed or incorporated by reference in the Registration Statement, other than those disclosed or incorporated by reference therein.

         (xiv) There are no contracts, indentures, mortgages, agreements, notes, leases or other instruments required to be described or referred to or incorporated by reference in the Registration Statement or to be filed as exhibits thereto other than those described or referred to or incorporated by reference therein or filed as exhibits thereto; and the descriptions thereof or references thereto are true and correct in all material respects.

         Moreover, nothing has come to my attention that causes me to believe that the Registration Statement, including any information provided pursuant to Rule 430A or Rule 434, on the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of any annual report on Form 10-K after the filing of the Registration Statement, on the date of the Underwriting Agreement or on any Representation Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, at the time the Prospectus Supplement was issued at the time any such amended or supplemented Prospectus was issued or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that I express no opinion or belief with respect to the financial statements, schedules and other financial data included therein or excluded therefrom.

                                                                      Exhibit C

          FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth above, we are of the opinion that:

         (i) The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings therefor have been initiated or, to the best of our knowledge, threatened by the Commission.

         (ii) The Registration Statement as of its effective date and the Prospectus and each amendment or supplement thereto as of its issue date and as of the date hereof (in each case, other than the financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein or the Statements of Eligibility on Form T-1, as to which we express no belief), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and the Declaration, the Indenture and the Preferred Securities Guarantee Agreement complied as to form in all respects with the requirements of the 1939 Act and the 1939 Act Regulations.

         (iii) The Securities have been authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable; the Common Stock and the Securities are each registered under the 1934 Act, and the FELINE PRIDES issuable at the Closing Time and the Shares issuable by the Company pursuant to the Purchase Contracts have been authorized for listing on the New York Stock Exchange, upon official notice of issuance.

         (iv) The Shares subject to the Purchase Contract Agreement have been validly authorized and reserved for issuance and, when issued and delivered by the Company in accordance with the provisions of the Purchase Contract Agreement, the Purchase Contracts and the Pledge Agreement, will be fully paid and non-assessable; the issuance of such Shares will not be subject to preemptive or other similar rights arising by law or, to our knowledge, otherwise.

         (v) The issuance of the Securities is not subject to preemptive or other similar rights arising by law or, to our knowledge, otherwise.

         (vi) All of the issued and outstanding Common Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

         (vii) This Agreement, the Pricing Agreement and the Remarketing Agreement have been duly authorized, executed and delivered by the Trust.

         (viii) The Purchase Contract Agreement has been duly authorized by the Company and, assuming due authorization, execution and delivery of the Purchase Contract Agreement by the Purchase Contract Agent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

         (ix) The Pledge Agreement has been duly authorized by the Company and, assuming due authorization, execution and delivery of the Pledge Agreement by the Collateral Agent and the Purchase Contract Agent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

         (x) Each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company; the Preferred Securities Guarantee Agreement, assuming it is duly authorized, executed, and delivered by the Guarantee Trustee, constitutes a legal, valid and binding obligation of the Company and the Guarantee Trustee, enforceable against the Company and the Guarantee Trustee in accordance with its terms, except to the extent that enforcement thereof may be limited by Bankruptcy Exceptions; and the Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act.

         (xi) The Indenture has been executed and delivered by the Company and, assuming authorization, execution, and delivery thereof by the Debt Trustee, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture has been duly qualified under the 1939 Act.

         (xii) The Debentures are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Debt Trustee in the manner provided for in the Indenture and delivered against payment therefor by the Trust, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

         (xiii) The entry by the Company into the Purchase Contracts underlying the Securities that are FELINE PRIDES, the offer of the Securities as contemplated herein and in the Prospectus, the issue of the Shares and the sale of the Shares by the Company pursuant to the Purchase Contracts; the execution, delivery and performance of this Agreement, the Pricing Agreement, the Remarketing Agreement, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Debentures and the Guarantee Agreements, and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the prospectus under the caption "Use of Proceeds") and compliance by the Offerors with their obligations hereunder and thereunder have been authorized by all necessary action (corporate or trust) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Significant Subsidiary or the Trust pursuant to, any agreement or other instrument binding on the Company or any of its Significant Subsidiaries that is listed as an exhibit to (a) the Registration Statement, (b) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997, (c) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1997 or (d) the Annual Report on Form 10-K of HFS Incorporated for the fiscal year ended December 31, 1996, nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, any Significant Subsidiary or the Trust or any of their assets, properties, or operations (except for such violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary or the Declaration or Certificate of Trust.

         (xiv) When issued in accordance with the terms of the Purchase Contract Agreement and delivered against payment therefor as provided in the Underwriting Agreement, the holders of the FELINE PRIDES will be entitled to the rights and subject to the obligations specified in the Purchase Contract Agreement.

         (xv) The provisions of the Pledge Agreement are effective to create in favor of the Collateral Agent for the benefit of the Company a valid security interest under the UCC in all "securities entitlements" (as defined in Section 8-102(a)(17) of the UCC and the Federal Book-Entry Regulations) now or hereafter credited to the Collateral Account and relating to the Preferred Securities or the Treasury Securities (the "Pledged Securities Entitlements"); and the provisions of the Pledge Agreement are effective under the UCC and the Federal Book-Entry Regulations to perfect the security interest of the Collateral Agent for the benefit of the Company in the Pledged Securities Entitlements.

         (xvi) The Security Certificates are in a form contemplated by the Purchase Contract Agreement.

         (xvii) The information in the Prospectus under the captions "Description of the FELINE PRIDES," "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement," "Description of the Trust Preferred Securities," "Description of the Guarantee," "Description of the Debentures" and "General Description of Capital Stock--Description of Common Stock," to the extent that they involve matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

         (xviii) No authorization, approval, consent, order, registration or qualification of or with any court or governmental authority or agency is required (a) for the execution, delivery and performance by the Company or the Trust, as the case may be, of this Agreement, the Pricing Agreement, the Remarketing Agreement, the Purchase Contract Agreement, the Purchase Contracts, the Pledge Agreement, the Indenture, the Debentures, the Guarantee Agreements, the Declaration and the Securities or (b) in connection with the issuance and sale of the Common Securities, the offering of the Securities and the issuance and sale of the Shares by the Company pursuant to the Purchase Contracts, except such as have been obtained and made under the federal securities laws and such as may be required under state or foreign securities or Blue Sky laws.

         (xix) Neither the Trust nor the Company or any of its subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (xx) The Trust has been created and is validly existing in good standing as a business trust under the Delaware Act, and has the business trust power and authority to conduct its business as described in the Prospectus.

         (xxi) Assuming the due authorization, execution and delivery of the Declaration by Wilmington Trust Company, the Declaration has been authorized, executed and delivered by the Company and the Regular Trustees and is a legal, valid and binding obligation of the Company, enforceable against the Company and each of the Regular Trustees in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions; and the Declaration has been duly qualified under the 1939 Act.

         (xxii) Under the Delaware Act and the Declaration, the Trust has the power and authority to (a) execute and deliver, and to perform its obligations under, this Agreement and the Pricing Agreement and (b) issue, and perform its obligations under, the Trust Securities.

         (xxiii) Under the Delaware Act and the Declaration, the execution and delivery by the Trust of this Agreement and the Pricing Agreement, and the performance by the Trust of its obligations hereunder and under the Pricing Agreement, have been authorized by all necessary action on the part of the Trust.

         (xxiv) The Preferred Securities have been authorized by the Declaration and, when executed by the Trust and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued and, subject to qualifications hereinafter expressed, fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the Holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; said counsel may note that the holders of the Preferred Securities may be obligated to make payments as set forth in the Declaration.

         (xxv) The Common Securities have been authorized by the Declaration and, when issued, executed and authenticated in accordance with the terms of the Declaration, and delivered and paid for as set forth in the Prospectus, will be validly issued, undivided beneficial interests in the assets of the Trust.

         (xxvi) Under the Delaware Act and the Declaration, the issuance of the Trust Securities is not subject to preemptive or other similar rights.

         (xxvii) None of the execution and delivery by the Trust of, or the performance by the Trust of its obligations under, this Agreement, the issuance and sale of the Preferred Securities by the Trust in accordance with the terms of this Agreement and the Pricing Agreement, or the consummation by the Trust of the other transactions contemplated thereby, will violate any provisions of applicable Delaware law or Dela- ware administrative regulations or the Certificate of Trust or the Declaration.

         (xxviii) No authorization, approval, consent or order of any Delaware court or Delaware state governmental authority or Delaware state agency is required to be obtained by the Trust solely as a result of the issuance and sale by the Trust of the Securities, except such as has been obtained and made under the federal securities laws or such as may be required under state or foreign securities or blue sky laws.

         (xxix) Under current U.S. federal income tax law: (a) the Trust will be classified as a grantor trust and not as an association taxable as a corporation; (b) the Debentures will be classified as indebtedness of the Company and (c) the discussion in the Prospectus under the caption "Certain Federal Income Tax Consequences" is a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. The opinion expressed in clause (c) may be conditioned on the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and the Trust and other documents deemed necessary for such opinion.

         (xxx) The issuance and sale of the Income PRIDES and the Growth PRIDES do not violate the Commodity Exchange Act or the regulations of the Commodity Futures Trading Commission thereunder.

         We have been orally advised by the Commission that the Registration statement was declared effective under the 1933 Act at 2:30 p.m. on February 23, 1998 and, we have been advised by the Commission that no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued and, to the best of our knowledge, no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

         In addition, we have participated in conferences with officers and representatives of the Company, representatives of the independent accountants of the Company, and you and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and we have made no independent check or verification thereof, except as set forth in numbered paragraph (xvii) above, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial data included therein or excluded therefrom, including any Forms T-1.

                                            Very truly yours,

                                                                      Exhibit D

                        LETTER OF DELOITTE & TOUCHE LLP

                                                                      Exhibit E

                        LETTER OF KPMG PEAT MARWICK LLP

                                                                      Exhibit F

                          LETTER OF ERNST & YOUNG LLP